   As filed with the Securities and Exchange Commission on September 27, 2000
                                                     Registration No. 333-______
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                  -------------

                         SBA COMMUNICATIONS CORPORATION
             (Exact name of registrant as specified in its charter)

                                  -------------

            Florida                                             65-0716501
  (State or other jurisdiction of                            (I.R.S. Employer
  incorporation or organization)                            Identification No.)

                             One Town Center Road
                                  Third Floor
                           Boca Raton, Florida 33486
                   (Address of Principal Executive Offices)

                                  -------------

         SBA COMMUNICATIONS CORPORATION 1999 EQUITY PARTICIPATION PLAN
                           (Full title of the plan)

                                 -------------

                               Jeffrey A. Stoops
                                   President
                        SBA Communications Corporation
                             One Town Center Road
                                  Third Floor
                           Boca Raton, Florida 33486
                                (561) 995-7670
(Name, address and telephone number, including area code, of agent for service)
                                   Copy to:
                             Robert C. Boehm, Esq.
                      Akerman, Senterfitt & Eidson, P.A.
                       One S.E. Third Avenue, 28th Floor
                             Miami, Florida 33131
                                (305) 374-5600

                                 -------------

                        Calculation of Registration Fee

---------------------------------------------------------------------------------------------------------------
Title of securities to be    Amount to be        Proposed          Proposed maximum      Amount of
registered                   registered/(1)/     maximum           aggregate offering    registration fee/(2)/
                                                 offering price    price
                                                 per share/(2)/
---------------------------------------------------------------------------------------------------------------
Class A Common Stock         2,000,000 shares    $37.66            $75,320,000           $19,884
---------------------------------------------------------------------------------------------------------------

-----------

(1) This Registration Statement shall also cover any additional shares of Class A common stock which become issuable under the 1999 Equity Participation Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of SBA Communication Corporation's outstanding shares of Class A common stock.

(2) Calculated solely for the purpose of this offering under Rule 457(h) of the Securities Act of 1933 on the basis of the average of the high and low selling prices per share of Class A common stock of SBA Communications Corporation on September 25, 2000, as reported by the Nasdaq National Market.

--------------------------------------------------------------------------------

                      Registration Statement on Form S-8

         This Registration Statement on Form S-8 is filed solely for the purposes of registering additional shares of Class A common stock issuable under our 1999 Equity Participation Plan (the "Plan"). We previously filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-8 (File No. 333-82245) on July 2, 1999 in order to register shares of Class A common stock issuable under the Plan. The contents of such earlier Registration Statement are incorporated herein by reference.

          Part II Information Required in the Registration Statement

Item 3.  Incorporation of Documents by Reference

         The following documents filed with the Commission by us are incorporated by reference herein:

Commission Filing (File No. 000-30110)                                          Period Covered or Date of Filing
--------------------------------------                                          --------------------------------
Annual Report on Form 10-K..........................................            Year ended December 31, 1999
Quarterly Report on Form 10-Q.......................................            Quarters ended March 31, 2000 and June 30, 2000
Current Reports on Form 8-K.........................................            January 11, 2000, January 11, 2000, February 4,
                                                                                2000, February 4, 2000, February 23, 2000, April
                                                                                19, 2000, May 2, 2000, May 9, 2000, May 12, 2000,
                                                                                July 21, 2000, July 21, 2000, August 4, 2000,
                                                                                August 9, 2000, August 17, 2000 and August 17, 2000

All subsequent documents filed by us under Sections
13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934
prior to the filing of a post-effective amendment which
indicates that all securities offered hereby have been
sold or which deregisters all securities then remaining unsold......            After the date of this Registration Statement

Item 8.  Exhibits

Exhibit No.       Exhibits
-----------       --------

5.1 Opinion of Akerman, Senterfitt & Eidson, P.A. regarding the legality of the Class A common stock being registered.

23.1              Consent of Arthur Andersen LLP.

23.2              Consent of Akerman, Senterfitt & Eidson, P.A.*.

24                Power of Attorney**.

----------
*     Included as part of the opinion contained in Exhibit 5.1 herein.
**    Included on the signature page.

                                   Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on September 13, 2000.

                                   SBA COMMUNICATIONS CORPORATION

                                   By: /s/ Steven E. Bernstein
                                      -----------------------------------------
                                   Name: Steven E. Bernstein
                                   Title: Chairman and Chief Executive Officer


                               Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Jeffrey A. Stoops and John Marino, or either of them, each acting alone, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, in connection with the registrant's Registration Statement on Form S-8 under the Securities Act of 1933, including to sign the Registration Statement in the name and on behalf of the registrant or on behalf of the undersigned as a director or officer of the registrant, and any and all amendments or supplements to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

                                 ------------

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                          Title                                                      Date
---------                          -----                                                      ----
/s/ Steven E. Bernstein            Chairman, Chief Executive Officer and Director             September 13, 2000
-----------------------
Steven E. Bernstein

/s/ Jeffrey A. Stoops              President and Director                                     September 13, 2000
---------------------
Jeffrey A. Stoops

/s/ John Marino                    Chief Financial Officer                                    September 13, 2000
---------------
John Marino

/s/ Pamela J. Kline                Chief Accounting Officer                                   September 13, 2000
-------------------
Pamela J. Kline

/s/ Donald B. Hebb, Jr.            Director                                                   September 13, 2000
-----------------------
Donald B. Hebb, Jr.


/s/ C. Kevin Landry                Director                                                   September 13, 2000
-------------------
C. Kevin Landry

/s/ Richard W. Miller              Director                                                   September 13, 2000
---------------------
Richard W. Miller

/s/ Robert S. Picow                Director                                                   September 13, 2000
-------------------
Robert S. Picow

                                 Exhibit Index

  Exhibit
  Number           Description
  ------           -----------

  5.1 Opinion of Akerman, Senterfitt & Eidson, P.A. regarding the legality of the Class A common stock being registered.

  23.1             Consent of Arthur Andersen LLP.